AMENDMENT TWELVE

TO

FUND ACCOUNTING AGREEMENT

This Amendment Twelve (the “Amendment”) to that certain Fund Accounting Agreement, dated December 31, 2014, by and between Hartford Funds Management Company, LLC (the “Fund Accountant”) and the Funds listed on Schedule A thereto (the “Funds”) (the “Fund Accounting Agreement”) is effective as of March 30, 2020 (the “Effective Date”).

WHEREAS, the parties hereto wish to amend the Fund Accounting Agreement in order to revise the list of Funds covered by the Fund Accounting Agreement and to add the Hartford Schroders China A Fund (the “New Fund”) to Schedule A ; and

WHEREAS, the Boards of Directors/Trustees of the Funds approved the New Fund at a meeting held on February 4, 2020.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties to the Fund Accounting Agreement agree as follows:

1.	Schedule A (List of Funds) is deleted in its entirety and is replaced by the Amended and Restated Schedule A attached to this Amendment.

2.	Except as modified hereby, the Agreement shall remain in full force and effect.

[signatures follow on next page]

1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date written above.

THE HARTFORD MUTUAL FUNDS, INC.		HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:	/s/Amy N. Furlong	By:	/s/Gregory A. Frost
	Amy N. Furlong		Gregory A. Frost
	Treasurer and Vice President		Chief Financial Officer

THE HARTFORD MUTUAL FUNDS II, INC.

By:	/s/Amy N. Furlong
Amy N. Furlong
Treasurer and Vice President

HARTFORD SERIES FUND, INC.

By:	/s/Amy N. Furlong
Amy N. Furlong
Treasurer and Vice President

HARTFORD HLS SERIES FUND II, INC.

By:	/s/Amy N. Furlong
Amy N. Furlong
Treasurer and Vice President

HARTFORD SCHRODERS OPPORTUNISTIC INCOME FUND

By:	/s/Amy N. Furlong
Amy N. Furlong
Treasurer and Vice President

Amended and Restated Schedule A

to the Fund Accounting Agreement

List of Funds

This Amended and Restated Schedule A to that certain Fund Accounting Agreement dated December 31, 2014, is effective as of March 30, 2020.

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

Hartford Climate Opportunities Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

Hartford Global Impact Fund

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income and Growth Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

The Hartford Short Duration Fund

Hartford Small Cap Value Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

Hartford Multifactor International Fund

Hartford Multifactor Large Cap Value Fund

Hartford Quality Value Fund

Hartford Schroders China A Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Securitized Income Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US MidCap Opportunities Fund

Hartford Schroders US Small Cap Opportunities Fund

The Hartford Small Cap Growth Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund

Hartford Value HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund

Hartford MidCap Growth HLS Fund

Hartford Small Cap Growth HLS Fund

Hartford U.S. Government Securities HLS Fund

HARTFORD SCHRODERS OPPORTUNISTIC INCOME FUND

Schedule B

to Fund Accounting Agreement

FEE SCHEDULE

This Schedule B, as may be amended from time to time, is incorporated into that certain Fund Accounting Agreement, dated December 31, 2014, by and between Hartford Funds Management Company, LLC (“HFMC”) and the Funds (as defined in the Agreement) (the “Fund Accounting Agreement”). Capitalized terms used but not defined on this Schedule B have the meanings given to such terms in the Agreement.

1.	Allocated Vendor Costs.

a.

Reference is made to that certain Fund Accounting Agreement, dated December 31, 2014, by and between HFMC and State Street Bank and Trust Company (“State Street”) (the “Sub-Accounting Agreement”), and that certain Sub-Administration Agreement, dated December 31, 2014, by and between HFMC, Lattice Strategies LLC (“Lattice”) and State Street (the “Sub-Administration Agreement”).

b.

Reference is made to that certain Confidential Fee Schedule, dated January 31, 2020, with an effective date of January 1, 2020, by and between State Street, HFMC, and Lattice for services under the Sub-Accounting Agreement and Sub-Administration Agreement referenced above, and which is incorporated herein as if fully set forth on this Schedule B (the “State Street Fee Schedule”).

c.

Notwithstanding anything to the contrary under the Agreement, for purposes of this Schedule B, the term State Street Fee Schedule shall exclude any fees that relate to services provided by State Street under: (i) the Custodian Agreement, dated December 31, 2014, by and between State Street and the Funds; (ii) the Custodian Agreement, dated March 1, 2015, by and between State Street and the Exempted Companies Incorporated in the Cayman Islands with Limited Liability listed on Appendix A thereto (the “Cayman Funds”); (iii) the Accounting and Sub-Administration Agreement, dated March 1, 2015, by and between State Street and HFMC for services provided to the Cayman Funds; and (iv) the Master Transfer Agency and Service Agreement, dated February 13, 2018, by and between State Street and the registrants and their separate series listed on Schedule A thereto (the “ETFs). For the avoidance of doubt, the term “Funds” for purposes of this Schedule B does not include the ETFs.

d.

Other than “Excluded Fees” (as defined below), the fees payable by HFMC to State Street for services provided by State Street in connection with Sub-Accounting Agreement or the Sub-Administration Agreement, as set forth on the State Street Fee Schedule, are referred to as “Allocated Vendor Costs.” Allocated Vendor Costs shall not include: (i) fees payable by HFMC to State Street under Section II (ETF Servicing) or fees payable under Appendix 3 (In-Kind Creation and Redemption Fees) of the State Street Fee Schedule (“ETF Service Fees”); (ii) fees payable to State Street in connection with a Fund merger, consolidation, or other reorganization; (iii) fees payable to State Street in connection with Special Shareholder Meeting Services (as defined under the State Street Fee Schedule); and (iv) any other fees payable to State Street that are listed on Appendix 2 or Appendix 4 to the State Street Fee Schedule and which are separately invoiced by State Street and such invoice identifies the Fund to which such fees relate (collectively, the “Excluded Fees”). For the avoidance of doubt, any overdraft fees payable to State Street shall be considered Excluded Fees.

e.	Excluded Fees other than ETF Service Fees are referred to as “Direct Vendor Costs.”

2.

Allocated Expenses.     Reference is made to the Fund Accountant Expense Allocation Methodology (the “Methodology”) as prepared and presented by HFMC to the Board and reviewed by Thomas H. Mack & Co., Inc., or any successor to such consultant as may be appointed or engaged by the members of the Board who are not “Interested Persons” of the Funds, as that term is defined under the 1940 Act (the “Consultant”). Expenses allocated to HFMC by its parent company, Hartford Funds Management Group, Inc., pursuant to the Methodology, are referred to as the “Allocated Expenses.” For the avoidance of doubt, Allocated Expenses include only those expenses the allocation of which is consistent with the Methodology most recently presented to and reviewed by (i) the Board or (ii) at the direction of the Board, the Consultant.

3.

Fund Accounting Fee Payable by the Funds.     The fee payable by each Fund to HFMC shall be equal to the sum of: (i) a ratable portion of the Allocated Vendor Costs; (ii) the amount of Direct Vendor Costs applicable to the Fund, if any; and (iii) a ratable portion of the Allocated Expenses (the “Fund Accounting Fee”). The Fund Accounting Fee shall be payable by the Funds to HFMC monthly.

For purposes of determining the ratable portion of the Allocated Vendor Costs and ratable portion of the Allocated Expenses payable by a Fund, the Fund’s ratable portion shall equal the Fund’s average net assets relative to the aggregate amount of net assets among all Funds and ETFs, each as measured during the current fiscal year-to-date period.

4.	Invoice. In accordance with the terms of this Agreement, HFMC shall prepare and deliver to the Funds an invoice each month detailing the calculations of the Fund Accounting Fee.